KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

REPORT ON CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2007

KEYON COMMUNICATIONS INC. AND RELATED ENTITIES

CONDENSED CONSOLIDATED BALANCE SHEETS
AS OF JUNE 30, 2007 (UNAUDITED) AND DECEMBER 31, 2006

ASSETS	2007	2006

CURRENT ASSETS:
Cash	$519,223	$4,690
Accounts receivable, less allowance for doubtful accounts	109,588	17,341
Prepaid expenses and other current assets	72,500	8,035
Total current assets	701,311	30,066

PROPERTY AND EQUIPMENT - Net	4,603,249	2,957,341

OTHER ASSETS
Goodwill	1,630,609	348,557
Subscriber base -net	914,405	135,963
Trademarks	16,667	-
Refundable deposits	74,827	65,619
Debt issuance costs - net	70,374	39,996
Other assets	-	36,761
Total other assets	2,706,882	626,896

TOTAL ASSETS	$8,011,442	$3,614,303

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Cash overdraft	$196,425	$63,860
Revolving line of credit	100,000	100,000
Loan payable to shareholder	-	160,000
Term loan payable	3,000,000	-
Current portion of notes payable	44,356	35,176
Current portion of notes payable to shareholders	25,000	1,085,999
Current portion of deferred rent liability	44,673	-
Current portion of capital lease obligations	681,867	461,679
Accounts payable and accrued expenses	1,093,287	613,186
Deferred revenue	486,620	31,196
Total current liabilities	5,672,228	2,551,096

LONG-TERM LIABILITIES
Deferred rent liability, less current maturities	228,824	-
Notes payable, less current maturities	211,357	128,736
Notes payable to shareholders, less current maturities	-	5,000
Capital lease obligations, less current maturities	589,386	526,634
Total long term liabilities	1,029,567	660,370

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Series A preferred stock, $0.01 par value ; 80,000 shares
authorized; 67,224 shares issued and outstanding at June
30, 2007; 43,096 shares issued and outstanding at December 31, 2006	672	431
Common stock, $0.01 par value; 400,000 shares authorized;
110,038 shares issued and outstanding at June 30, 2007; 109,811
shares issued and outstanding at December 31, 2006.	1,100	1,098
Additional paid-in capital	9,343,592	6,449,219
Accumulated deficit	(8,035,718)	(6,047,911)
Total stockholders' equity	1,309,646	402,837

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$8,011,442	$3,614,303

See notes to condensed consolidated financial statements.

KEYON COMMUNICATIONS INC. AND RELATED ENTITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS FOR THE THREE MONTHS AND SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED)

	Q2 2007	Q2 2006	YTD 2007	YTD 2006
REVENUES:
Service and installation revenue	$1,823,378	$557,831	$3,289,569	$1,045,053
Support and other revenue	33,801	54,737	63,985	127,570

Total revenues	1,857,179	612,568	3,353,554	1,172,623

OPERATING COSTS AND EXPENSES:
Payroll, bonuses and taxes	853,976	322,438	1,489,854	651,978
Depreciation and amortization	658,937	243,459	1,194,292	460,086
Other general and administrative expense	376,451	125,431	915,273	256,248
Network operating costs	634,328	165,680	988,832	310,926
Marketing and advertising	169,894	72,916	230,635	132,509
Installation expense	74,002	47,764	114,342	57,450
Professional fees	87,101	82,135	110,650	96,986
Stock based compensation	-	-	4,585	-

Total operating costs and expenses	2,854,689	1,059,823	5,048,463	1,966,183

LOSS FROM OPERATIONS	(997,510)	(447,255)	(1,694,909)	(793,560)

OTHER INCOME (EXPENSE):
Interest expense - Net of interest income	(133,061)	(43,464)	(292,899)	(84,429)
Minority interest in income	-	1,386	-	1,115
Total other income (expense)	(133,061)	(42,078)	(292,899)	(83,314)

PROVISION FOR INCOME TAXES	-	-	-	-

NET LOSS	$(1,130,571)	$(489,333)	$(1,987,807)	$(876,874)

See notes to condensed consolidated financial statements

KEYON COMMUNICATIONS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE SIX MONTHS ENDED JUNE 30, 2007 AND 2006 (UNAUDITED)
	2007	2006
CASH FLOWS FROM OPERATIONS:
Net loss	$(1,987,807)	$(876,874)
Adjustments to reconcile net loss to net cash flows from operations:
Depreciation and amortization expense	1,194,292	460,086
Stock based compensation expense	4,585	-
Warrant expense on convertible debt	54,139	-
Professional services in exchange for stock	26,105	-
Change in assets and liabilities, net of effect of acquisitions:
Accounts receivable	(19,050)	(76,994)
Prepaid expenses and other current assets	45,448	(1,035)
Refundable deposits	(9,208)	(33,044)
Other assets	36,761	-
Accounts payable and accrued expenses	400,015	(34,064)
Deferred revenue	23,512	12,148

Net cash flows from operations	(231,209)	(549,777)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for property and equipment	(126,810)	(43,767)
Acquisition of SpeedNet	(3,458,255)	-

Net cash flows from investing activities	(3,585,065)	(43,767)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from cash overdraft	132,565	96,533
Payments on loans payable to shareholder	(160,000)	-
Proceeds from term note payable	3,000,000	-
Payments on notes payable	(20,927)	(21,650)
Proceeds from notes payable	112,728	2,787
Payments on capital lease obligations	(341,610)	(100,653)
Proceeds from notes payable to shareholders	-	810,252
Proceeds from stock issuance	1,608,050	-

Net cash flows from financing activities	4,330,807	787,269

NET INCREASE IN CASH	514,533	193,725

CASH - Beginning of period	4,690	187,205

CASH - End of period	$519,223	$380,930

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:

Acquistion - SpeedNet:
Accounts receivable	73,197
Prepaid assets	109,913
Goodwill	1,282,052
Subscriber Base	916,301
Trademark	16,667
Property and equipment	1,927,125
Accounts payable and accrued expenses	(180,846)
Deferred Revenue	(431,912)
Capital lease obligations	(254,242)
	$3,458,255
Acquisition - Minority Interest	$-	$(1,115)
Stock Acquisition - Pocatello		$912,700
Stock issued to shareholders for notes payable and accrued interest	$1,166,560	$-
Common stock exchange for professional services	$26,103
Warrants for debt issuance costs	$35,177	$-
Warrant granted for debt converted to stock	$54,139
Stock based compensation	$4,585	$-
Deferred rent liability for tenant improvement	$265,000
Capital lease obligations for property and equipment	$370,308	$660,518

Cash payments for:
Interest	$128,190	$89,352
Tax	$-	$-

See notes to condensed consolidated financial statements.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 1 - Summary of Significant Accounting Policies

History and Business Activity

KeyOn Communications, Inc. (“KeyOn” or “the Company”), was incorporated on December 16, 2004, under the laws of the State of Nevada. The Company is a wireless broadband and voice-over-IP (VoIP) operator serving primarily small and rural markets in the Western and Midwestern United States. Our markets are located in eleven (11) Western and Midwestern states: Colorado, Idaho, Illinois, Indiana, Iowa, Kansas, Nebraska, Nevada, Ohio, South Dakota, and Texas. The Company has seven wholly-owned organizations (in combination referred to as the “related entities”): KeyOn Communications, LLC; KeyOn SIRIS, LLC; KeyOn Grand Junction, LLC; KeyOn Idaho Falls, LLC; KeyOn Pahrump, LLC; KeyOn Pocatello, LLC and KeyOn SpeedNet LLC.

KeyOn Communications, LLC (KeyOn LLC), a wholly-owned limited liability operating entity of the Company, was organized on February 26, 2002 under the laws of the State of Nevada, to serve a market located in Las Vegas, Nevada and its surrounding areas with wireless broadband services. It will continue its operations until February 26, 2502 or until dissolved, if sooner.

KeyOn Pahrump, LLC (Pahrump), a wholly-owned limited liability operating entity of the Company, was organized on September 26, 2003 under the laws of the State of Nevada, to serve a market located in Pahrump, Nevada and its surrounding areas with a wireless broadband service as previously described. It will continue its operations until September 26, 2503 or until dissolved, if sooner.

KeyOn SIRIS, LLC (SIRIS), a wholly-owned limited liability operating entity of the Company, was organized on June 16, 2005 under the laws of the State of Nevada, to serve markets KeyOn acquired in June 2005 located in southern Iowa with a wireless broadband service as previously described. It will continue its operations until June 16, 2505 or until dissolved, if sooner.

KeyOn Grand Junction, LLC (Grand Junction), a wholly-owned limited liability operating entity of the Company, was organized on May 31, 2005 under the laws of the State of Nevada, to serve a market located in Grand Junction, Colorado and its surrounding areas with a wireless broadband service as previously described. It will continue its operations until May 31, 2505 or until dissolved, if sooner.

KeyOn Idaho Falls, LLC (Idaho Falls), a wholly-owned limited liability operating entity of the Company, was organized on May 31, 2005 under the laws of the State of Nevada, to serve a market located in Idaho Falls, Idaho and its surrounding areas with a wireless broadband service as previously described. It will continue its operations until May 31, 2505 or until dissolved, if sooner.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

KeyOn Pocatello, LLC (Pocatello), a wholly-owned limited liability operating entity of the Company, was organized on May 31, 2005 under the laws of the State of Nevada to serve a market located in Pocatello, Idaho and its surrounding areas with a wireless broadband service as previously described. It will continue its operations until May 31, 2505 or until dissolved, if sooner.

KeyOn SpeedNet, LLC (SpeedNet LLC), a wholly-owned limited liability operating entity of the Company, was organized on June 27, 2006 under the laws of the State of Nevada.  It served as an acquisition subsidiary in the acquisition of SpeedNet.  SpeedNet LLC houses the previous operations of SpeedNet, including wireless broadband markets operating the states of Idaho, Illinois, Indiana, Iowa, Kansas, Nebraska, Ohio, South Dakota, and Texas.  It will continue its operations until June 27, 2506 or until dissolved, if sooner.

Basis of Presentation

The condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and Item 310 of Regulation S-B of the Securities and Exchange Commission. Accordingly, they do not contain all the information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. In the opinion of the Company’s management, the accompanying condensed consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to make the financial position of the Company as of June 30, 2007 and the results of operations and cash flows for the six months ended June 30, 2007 and 2006 not misleading. The unaudited condensed consolidated financial statements for the six-month period ended June 30, 2007, should be read in conjunction with the audited financial statements for the years ended December 31, 2006 and 2005 as contained in the Form 8K filed on August 10, 2007.

Estimates

Management uses estimates and assumptions in preparing these financial statements in accordance with U.S. generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could vary from the estimates that were used, and such variances could be significant.

Revenue Recognition

The Company prepares its financial statements on the accrual method of accounting. Under this basis, income is recognized when earned, and expenses are generally recognized when incurred. The Company charges a recurring subscription fee for providing its various Internet access services to its subscribers and recognizes revenues when they are earned, which generally occurs as the service is provided. The services are subscribed to for the periods of either month-to-month, or with annual or two year contracts and are generally billed monthly, quarterly, semiannually or annually in advance. Payments received in advance for subscriptions are deferred and recognized as the services are provided. Service initiation fees are recognized at time of installation.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)
Cash and Cash Equivalents

For financial statement purposes, investments in money market funds are considered a cash equivalent and are included in cash and cash equivalents.

Acquisition Costs and Intangible Assets

Acquisition costs, which may include certain intangible assets, are capitalized as incurred as part of the related investment. Once a potential acquisition is identified as no longer attainable, such costs are charged to expense.

Intangible assets, including goodwill, are accounted for under the provisions of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” (SFAS 142”). Under SFAS 142, intangible assets, other than goodwill, are identified and segregated between amortizable and nonamortizable assets. Amortizable intangibles are amortized over their estimated, contractual, or regulated useful lives. Goodwill and other nonamortizable assets are reviewed, at least annually, for impairment in the carrying value of the intangible asset. In addition, this review also includes the net carrying value of amortizable intangible assets. If impairment is deemed to have occurred, a loss for such impairment is recorded as part of current operations.

Deferred Revenues

Payments received in advance for subscriptions are deferred and recognized as the services are provided. The amount of revenue that was deferred was $486,620 at June 30, 2007.

Reclassifications

Certain reclassifications have been made to the 2006 financial statement amounts to conform to the 2007 financial presentation.

Income Taxes

The Company has adopted SFAS No. 109, “Accounting for Income Taxes” (“SFAS 109”). Under SFAS 109, deferred tax assets and liabilities are recognized for the expected future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under SFAS 109 the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation is established, when necessary, to reduce deferred income tax assets to the amount that is more likely than not to be realized. The Company recorded a full valuation loss for the net loss incurred for the six months ended June 30, 2007.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

As single-member limited liability companies, KeyOn LLC, SIRIS, Grand Junction, Idaho Falls, Pocatello and SpeedNet LLC are not taxed as separate entities for federal income tax purposes. Rather, these organizations’ taxable items of income, deduction, loss, and credit are included with the federal income tax return of the Company. Accordingly, the members separately account for their share of the organization’s income, deductions, losses and credits. Therefore, no separate provision for income tax expense or benefit has been recognized in the accompanying consolidated financial statements for these related entities, but was considered for KeyOn as part of its SFAS 109 reporting requirement.

Consolidation Policy

The accompanying consolidated balance sheets and consolidated statements of operations, stockholders’ equity, and cash flows, referred to as “KeyOn Communications, Inc.,” includes the accounts of KeyOn Communications, LLC, KeyOn Pahrump, LLC, KeyOn SIRIS, LLC, KeyOn Grand Junction, LLC, KeyOn Idaho Falls, LLC, KeyOn Pocatello, LLC, and KeyOn SpeedNet LLC (as of February 1, 2007) all of which are under common ownership. Intercompany balances and transactions have been eliminated in consolidation.

Recent Accounting Pronouncements

The following pronouncements have been issued by the Financial Accounting Standards Board (“FASB”):

In July 2006, FASB issued Financial Accounting Standards Interpretation No. 48 (“FIN 48”), “Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109.”  FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a company’s income tax return, and also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.  FIN 48 utilizes a two-step approach for evaluating tax positions.  Step one, Recognition, occurs when a company concludes that a tax position is more likely than not to be sustained upon examination, Step two, Measurement, is based on the largest amount of benefit, which is more likely than not to be realized on ultimate settlement. FIN 48 is effective for fiscal years beginning after December 15, 2006, with the cumulative effect of the change in accounting principle to be recorded as an adjustment to the beginning balance of retained earnings; and, therefore, is effective for the Company in the first quarter of fiscal 2008.  The Company is currently in the process of evaluating the effects of adopting FIN 48 and the impact of adoption on its consolidated financial position, results of operations or cash flows.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

In September 2006, the FASB issued Statement of Financial Accounting Standards (“SFAS”) 157, “Fair Value Measurements.”  SFAS 157 defines fair value, establishes a framework for measuring fair value in generally accepted accounting principles, and expands disclosures about fair value measurements.  SFAS 157 applies to other accounting pronouncements that require or permit fair value measurements, the FASB having previously concluded in those accounting pronouncements that fair value is the relevant measurement attribute.  Accordingly, this Statement does not require any new fair value measurements.  However, for some entities, the application of SFAS 157 will change current practice.  The provisions of SFAS 157 are effective as of the beginning of the Company’s 2009 fiscal year.  The Company is currently evaluating the impact of SFAS 157, but does not expect the adoption of SFAS 157 to have a material impact on its consolidated financial position, results of operations or cash flows.

In September 2006, the Securities and Exchange Commission issued Staff Accounting Bulletin No. 108, "Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements" (SAB 108). SAB 108 addresses how the effects of prior-year uncorrected misstatements should be considered when quantifying misstatements in current-year financial statements. SAB 108 requires an entity to quantify misstatements using a balance sheet and income-statement approach and to evaluate whether either approach results in quantifying an error that is material in light of relevant quantitative and qualitative factors. The guidance is applicable for fiscal years ending after November 15, 2006. We currently do not believe that SAB 108 will have a material impact on our financial statements.

In February 2007, the FASB issued SFAS 159, “The Fair Value Option for Financial Assets and Financial Liabilities,” which expands opportunities to use fair value measurements in financial reporting and permits entities to choose to measure many financial instruments and certain other items at fair value.  SFAS 159 is effective for fiscal years beginning after November 15, 2007.  The Company is currently evaluating SFAS 159 to determine its impact on its consolidated financial position, results of operations or cash flows.

Note 2 - Equipment

Equipment at June 30, 2007, consisted of the following:

	6/30/2007	12/31/2006

Subscriber equipment	$3,839,571	$2,749,720
Fixed wireless tower site equipment	2,856,851	1,769,253
Software and consulting costs	425,944	425,374
Computer and office equipment	397,266	259,995
Vehicles	224,264	131,041
Leasehold improvements	305,587	24,857
	8,049,483	5,360,240
Less: accumulated depreciation and amortization	(3,446,234)	(2,402,899)

Fixed assets - net	$4,603,249	$2,957,341

Depreciation expense for the quarters ended June 30, 2007 and 2006 was $650,937 and $243,459 respectively. Depreciation year to date through June 30, 2007 and 2006 was $1,186,292 and $460,086, respectively.

Note 3 - Line of Credit and Other Debt

On January 30, 2007, in connection with the acquisition of SpeedNet, the Company entered into a $3,000,000 secured commercial loan agreement with a lending institution (the “Loan”). A shareholder in the Company is also a minority shareholder and Board member of the lending institution. The shareholder did abstain from voting on this transaction in the bank board loan committee as is required under the banking regulations. The Loan is guaranteed by two shareholders of the Company, one being an officer of the Company as well. The Loan has an interest rate of prime +1% with an initial interest rate of 9.25% and matures on July 30, 2007 with a six (6) month extension option. The interest is payable upon maturity or every six months if the loan is extended.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Notes payable	6/30/2007	12/31/2006

7.0% note payable to Teletronics International, Inc., payable in monthly payments of $4,000 including
interest, through December 2007, collateralized by equipment	$17,176	$35,176
Note and loan payable for professional services non-interest bearing	128,736	128,736
7.8% note payable to American National Bank, payable monthly for 48 months for the purchase of vans	78,972	-
9.1% note payable to GMAC, payable monthly for 60 months for the purchase of two trucks	30,828	-
	255,713	163,912
Less current portion	(44,356)	(35,176)

Long term portion	$211,357	$128,736

On or about May 22, 2006, the company raised debt financing in the form of Senior Unsecured Convertible Promissory Notes (“Convertible Notes”) totaling approximately $1,065,999. On February 1, 2007, the Convertible Notes together with $100,561 of accrued interest converted into 10,144 shares of Series A Convertible Preferred Stock together with 1,521 warrants to purchase common stock. The warrant expense on these warrants recognized in Q1 2007 is $54,139.

Notes payable to shareholders	6/30/2007	12/31/2006

Note and loan payable to officer and stockholder non-interest bearing	$25,000	$25,000
Notes payable to stockholders, unsecured, at an interest
rate of 12%; convertible to equity securities		1,065,999
	25,000	1,090,999
Less current portion	(25,000)	(1,085,999)

Long term portion	$-	$5,000

In addition, KeyOn has existing capital lease financing relationships with certain parties. In connection with an existing capital lease relationship with one institution, KeyOn has drawn down an additional $252,730 in the three months ended June 30, 2007 and $354,202 in the first six months ended June 30, 2007.

Note 4 - Operating and Capital Leases

The Company and its related entities lease equipment under various capital leases expiring in 2008 through 2011. In addition, the related entities lease tower and roof-top space under operating leases with terms that are typically for 5 years and contain automatic renewals for an additional 10 years. Finally, several also have various operating leases for office space, equipment, and vehicles that generally are for 3 to 5 year terms. Total fixed asset amounts capitalized amounted to $2,048,514 at June 30, 2007.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Future minimum lease payments under the capital leases, which are stated at their principal amounts with initial or remaining terms of one year or more consist of the following at June 30, 2007:

2007	$457,009
2008	678,506
2009	286,972
2010	73,287
2011	11,514
Total mimimum lease payments	1,507,288
Less amounts representing interest	(236,035)
1,271,253
Less current portion	(681,867)

Long term capital lease obligations	$589,386

Future minimum lease payments under the operating leases with initial or remaining terms of one year or more consist of the following at June 30, 2007:

2007	$423,099
2008	745,786
2009	647,744
2010	502,501
2011	286,677
Thereafter	160,250
$2,766,057

The total rental expense included in operating expenses for operating leases included above is $241,653 and $107,907 for the three months ended June 30, 2007 and June 30, 2006 respectively and $491,693 and $229,453 for the six months ended June 30, 2007 and June 30, 2006.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Note 5 - Related Party Transactions

Related parties that entered into transactions with the Company include officers and stockholders. Transactions with related parties at June 30, 2007 (see also note 3):

6/30/2007

Due to stockholder and officer	$25,000

Term loan payable	$3,000,000

Note 6 - Business Combinations

On October 31, 2006, the Company entered into a definitive purchase agreement to acquire substantially all of the assets of SpeedNet Services, Inc. (“SpeedNet”), including subscriber contracts, accounts, and fixed assets, and assume certain operating liabilities. Headquartered in Omaha, Nebraska, SpeedNet is a leading provider of fixed wireless broadband services to non-metropolitan communities and rural areas in the central United States. On January 31, 2007, through a wholly owned subsidiary, KeyOn SpeedNet LLC (SpeedNet LLC) purchased the assets for $3,458,255 in cash, with certain adjustments to the purchase price for working capital, deferred revenue and the assumption of certain capital lease obligations. The purchase allocation is categorized as follows:

Accounts receivable	$73,197

Prepaid expenses	109,913

Accounts payable	(180,846)

Capital lease obligations assumed	(254,242)

Deferred subscription revenue	(431,912)

Fixed assets at fair market value	1,927,125

Trademark	16,667

Customer list	916,301

Goodwill	1,282,052

Purchase Price - SpeedNet	$3,458,255

KeyOn’s purchase price for SpeedNet was in excess of the estimated fair market value of SpeedNet’s fixed assets and KeyOn’s assessment of value of the customer base at the time of purchase.  KeyOn’s purchase price reflects a premium to the fair market value of these assets as a result of the potential for customer growth using the strong brand name of SpeedNet throughout the Midwest.  Also, KeyOn expects to realize additional margin enhancement on a prospective basis as certain duplicative expenses, such as personnel, can be eliminated and other operating expenses, such as internet bandwidth, can be decreased due to the increased scale of combined operations.  KeyOn’s internal valuation and forecast for the SpeedNet business under KeyOn’s management took into account these additional tangible and intangible factors which resulted in a higher purchase price than the fair market value of the assets.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The financial results for 2007 through June 30, 2007 for KeyOn Communications, Inc. include five months of operations from KeyOn SpeedNet, LLC. The year to date 2007 reflected on a pro forma basis by adding in the January 2007 SpeedNet Services, Inc financial results is reported as follows:

KEYON COMMUNICATIONS INC. AND RELATED ENTITIES

PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2007 (UNAUDITED)

	Q2 2007 YTD as	Jan 2007 SpeedNet			Q2 2007 YTD
	reported	Services		Adjustments	pro forma
TOTAL REVENUES	$3,353,554	$482,435		$-	$3,835,989

OPERATING COSTS AND EXPENSES:
Depreciation and amortization	1,194,291	170,567	b	(50,228)	1,314,630
TOTAL OPERATING COSTS AND EXPENSE	5,048,462	710,670	a,b,c	(274,395)	5,484,737

LOSS FROM OPERATIONS	(1,694,908)	(228,235)		274,395	(1,648,748)

TOTAL OTHER INCOME (EXPENSE):	(292,899)	(18,869)	d	14,651	(297,117)

NET LOSS	$(1,987,807)	$(247,104)		$289,046	$(1,945,865)

a.	$192k, Elimination of retention bonuses (plus payroll taxes) paid to top employees to stay during sale of business plus elimination of executive's salary for January
b.	$50k, Depreciation adjustment for January for new fair market valuation of assets
c.	$32k, Adjustment for one quarter rent due to relocation into a smaller facility in Q2 2007
d.	$15k, Adjustment of interest charged on SpeedNet Services other debt that is not a liablity under KeyOn SpeedNet

The financial results for the year ended December 31, 2006, for KeyOn Communications, Inc. do not include of operations with KeyOn SpeedNet, LLC. The financials for the year ended December 31, 2006, reflected on a pro forma basis by adding in the financials for the year ended December 31, 2006 SpeedNet Services, Inc., financial results are reported as follows:

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 2006

	2006 KeyOn	2006 SpeedNet		Adjustments	2006 pro forma
TOTAL REVENUES	$2,430,830	$5,203,296		$-	$7,634,126

OPERATING COSTS AND EXPENSES:
Depreciation and amortization	1,063,881	2,373,167		-	3,437,048
TOTAL OPERATING COSTS AND EXPENSES	4,330,676	7,154,244	a,b,c,d	(588,212)	10,896,708

LOSS FROM OPERATIONS	(1,899,846)	(1,950,948)		588,212	(3,262,582)

TOTAL OTHER INCOME (EXPENSE)	(306,528)	(658,924)		331,732	(633,720)

NET LOSS	$(2,206,374)	$(2,609,872)		$919,944	$(3,896,303)

a.	$174k reduction in executive compensation and bonuses
b.	$225k--20% reduction in data transmission costs due to new contracts
c.	$84k reduction in professional fees due to acquisition expenses
d.	$105k reduction in rent due to move/consolidation
e.	$332k reduction in interest paid for debt in SpeedNet Services

The financial results for the quarter ended June 30, 2006, for KeyOn Communications, Inc. do not include of operations with KeyOn SpeedNet, LLC. The financials for the quarter ended June 30, 2006, reflected on a pro forma basis by adding in the financials for the quarter ended June 30, 2006 SpeedNet Services, Inc., financial results are reported as follows:

KEYON COMMUNICATIONS INC. AND RELATED ENTITIES

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE THREE MONTHS ENDED JUNE 30, 2006

	Q2 2006 KeyOn	Q2 2006 SpeedNet		Adjustments	Q2 2006 pro forma
TOTAL REVENUES	$612,568	$1,318,340		$-	$1,930,908

OPERATING COSTS AND EXPENSES:
Depreciation and amortization	243,459	610,001		-	853,460
TOTAL OPERATING COSTS AND EXPENSES	1,059,823	1,787,253		-	2,847,076

LOSS FROM OPERATIONS	(447,255)	(468,913)		-	(916,168)

TOTAL OTHER INCOME (EXPENSE)	(42,078)	(175,303)	a	159,275	(58,106)

NET LOSS	$(489,333)	$(644,216)		$159,275	$(974,274)

a. $159k reduction in interest paid for debt in SpeedNet Services

The financial results for the quarter ended June 30, 2006, for KeyOn Communications, Inc. do not include of operations with KeyOn SpeedNet, LLC. The financials for two quarters ended June 30, 2006, reflected on a pro forma basis by adding in the financials for two quarters ended June 30, 2006 SpeedNet Services, Inc., financial results are reported as follows:

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

KEYON COMMUNICATIONS INC. AND RELATED ENTITIES

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 2006

	YTD 2006 KeyOn	YTD 2006 SpeedNet		Adjustments	YTD 2006 pro forma
TOTAL REVENUES	$1,172,623	$2,601,340		$-	$3,773,963

OPERATING COSTS AND EXPENSES:
Depreciation and amortization	894,297	1,260,839		-	2,155,136
TOTAL OPERATING COSTS AND EXPENSES	1,966,183	3,696,579		-	5,662,762

LOSS FROM OPERATIONS	(793,560)	(1,095,239)		-	(1,888,799)

TOTAL OTHER INCOME (EXPENSE)	(83,314)	(348,354)	a	315,980	(115,688)

NET LOSS	$(876,874)	$(1,443,593)		$315,980	$(2,004,487)

a. $316k reduction in interest paid for debt in SpeedNet Services

Note 7 - Capital Stock, Stock Based Compensation, and Warrants

On December 31, 2006, we adopted Statement of Financial Accounting Standards (SFAS) No. 123 (revised 2004), “Share-Based Payment,” requiring us to recognize expenses related to the fair value of its employee stock option awards. We recognize the cost of all share-based awards on a straight line vesting basis over the vesting period of the award.

Common Shareholders’ Equity

Under our Articles of Incorporation, we are authorized to issue 400,000 shares of common stock, of which 110,038 shares were issued and outstanding as of June 30, 2007.

On December 19, 2004, the Company filed an Addendum to its Articles of Incorporation with the Secretary of State of Nevada to include the authorization to issue up to 80,000 shares of Series A Convertible Preferred Stock (“preferred stock”) with a par value of $0.01 for each share. In connection with the acquisition of SpeedNet, the Company raised both equity and debt capital for the purchase and for general working capital purposes. On or about January 31, 2007, KeyOn raised an aggregate of $1,608,000, 13,984 shares, of Series A Convertible Preferred Stock. The terms of the Series A Convertible Preferred Stock are substantially the same as the shares issued by the company in 2004 and 2005, except that the conversion price is $115 per share. On January 31, 2007, 10,144 preferred stock shares together with 1,521 warrants to purchase common stock were issued in connection with the conversion of the Company’s Senior Unsecured Promissory Notes (Note 3). As a result, as of June 30, 2007 there were 67,224 shares issued and outstanding of the Company’s preferred stock.

Common stock of 227 shares valued at $115 per share was issued on March 22, 2007, for payment of professional services performed by a third party.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Warrants

The Company has issued common stock warrants with a warrant strike price ranging from $0.02 to $115 for each share of common stock. These warrants have expiration dates of three to seven years from their date of issue.

As of June 30, 2007, a total of 18,770 warrants to purchase shares of our common stock remain outstanding and are currently exercisable. As of December 31, 2006, a total of 16,284 warrants to purchase shares of our common stock were outstanding and exercisable. No shares were exercised or forfeited during the first quarter 2007. A total of 2,486 warrants were issued during the first and second quarters of 2007. No warrants were forfeited during the second quarter 2007. The amount expensed in the first two quarters 2007 is $8,580.

Stock Option Plans

In June 2006, we adopted the 2006 Stock Option Plan (the “2006 Plan”).  The 2006 Plan provides for the granting of stock options to purchase up to 40,000 shares of our common stock to current employees, officers, directors, consultants and advisors. These option shares are subject to adjustment only in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common stock or capital structure.  The 2006 Plan expires in July 2015, ten years after its adoption.  The 2006 Plan was created both to replace KeyOn Communications LLC’s stock option plan (canceled in February 2006) and to authorize new options for issuance.

The 2006 Plan provides for non-qualified stock options. The Board of Directors authorizes an Administrator to provide oversight and make decisions regarding the administration of the Plan. The Administrator has the authority to set vesting schedules, payment terms and other provisions for each grant. Options granted under the Plan generally vest over four years at a rate of 25% after year one and then equally on a monthly basis over the next three years from the date of grant. No stock appreciation rights were granted under the Plan. As of June 30, 2007, 22,861 options are outstanding. As of December 31, 2006, 22,075 options were outstanding. 2,815 options were granted during the first and second quarter of 2007. Forfeited options totaled 2,029 options. The range of price per share is $.02 to $75.00 and the weighted average price is $10.19 per share.

Note 8 - Subsequent Events

Financing

On or around July 30, 2007, KeyOn exercised its extension option on the $3,000,000 secured commercial loan agreement, extending the maturity to January 30, 2008.

KEYON COMMUNICATIONS, INC.
AND RELATED ENTITIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Public Reverse Merger Transaction

On August 9, 2007, KeyOn Communications, Inc. became a publicly-traded company by virtue of a merger with a publicly-traded company, Grant Enterprises, Inc. (“Grant”), a holding company with no operating business (the “Merger”). Concurrent with the Merger, KeyOn Holdings raised $2,207,000 in an equity offering. Upon closing of the Merger transaction, a wholly owned subsidiary of Grant merged with and into KeyOn, and KeyOn, as the surviving corporation, became a wholly-owned subsidiary of Grant. All pre-merger assets and liabilities of Grant were split off from Grant leaving KeyOn’s business as the surviving operations of Grant.

KeyOn later changed the name of Grant to KeyOn Communications Holdings, Inc. (“KeyOn Holdings”) and KeyOn and its subsidiaries became wholly owned subsidiaries of KeyOn Holdings. KeyOn Holdings’ shares are listed on the OTC Bulletin Board under the symbol “KYCS”. After accounting for the Merger and the equity financing, KeyOn Holdings had 16.2 million shares outstanding.